Consent of Independent Auditors

For this Form 20-F Registration Statement for Exeter Resource Corporation, we hereby consent to the inclusion or incorporation by reference of our report dated April 13, 2005 in connection with the audits of the financial statements of the Company as December 31, 2004.

MacKay LLP

Chartered Accountants

“MacKay LLP”

Vancouver, Canada.

June 23, 2005